EXHIBIT 99.1

LDR HOLDING CORPORATION REPORTS SECOND QUARTER 2014 RESULTS

Second quarter revenue increased 30.7% year-over-year to $34.8 million

AUSTIN, Texas, August 6, 2014 - LDR Holding Corporation (NASDAQ: LDRH), a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders, today reported its financial results for the second quarter of 2014.
Second Quarter 2014 Revenue Highlights

•	Total revenue for the second quarter of 2014 increased 30.7% to $34.8 million, compared to $26.6 million for the second quarter of 2013.

•	Revenue for the second quarter of 2014 from exclusive technology products grew 40.9% to $30.4 million, compared to $21.6 million for the second quarter of 2013.

•	Revenue in the United States increased 40.0% to $26.3 million in the second quarter of 2014, compared to $18.8 million in the second quarter of 2013, and represented 75.8% of total revenue.

•	International revenue increased 8.3% during the second quarter of 2014 to $8.4 million, compared to $7.8 million in the second quarter of 2013, and represented 24.2% of total revenue.
In the second quarter of 2014, LDR's revenue from exclusive technology products grew 40.9% to $30.4 million compared to $21.6 million in the second quarter of 2013, while revenue from traditional fusion products decreased 13.1% to $4.4 million. Revenue from sales of the Company's exclusive cervical products grew 47.3% in the second quarter of 2014 to $21.0 million, compared with $14.2 million in the second quarter of 2013, due principally to the growth of Mobi-C. Additionally, revenue from LDR's exclusive lumbar products in the second quarter increased 28.5% to $9.4 million, compared with $7.3 million in the second quarter of 2013, led by revenue growth of the Avenue L lateral lumbar fusion interbody device. Along with growth in LDR’s non-fusion products led by Mobi-C, LDR’s VerteBRIDGE fusion products for both the cervical and lumbar spine continued to grow, in part, because surgeons who are trained to use Mobi-C can be introduced to the balance of LDR's exclusive technology product lines for use in surgical cases where fusion is appropriate.
Christophe Lavigne, President and Chief Executive Officer of LDR, commented, “Our exclusive technology product revenue grew at a strong rate this quarter, aided by the rapid adoption of Mobi-C in the U.S. market, and higher revenues in both our cervical and lumbar product lines. We continue to be pleased by the strong interest among spine surgeons in Mobi-C, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. In addition, independent sales agencies have recognized that Mobi-C and its superiority claim can be used to approach the surgeon community. Mobi-C is the only cervical disc replacement device available to U.S. independent sales agencies.”
Gross profit for the second quarter of 2014 was $28.9 million and gross margin was 83.1%, compared to gross profit of $22.4 million and gross margin of 84.3% for the second quarter of 2013.
Net loss for the second quarter of 2014 was $2.3 million, or $0.09 per share, compared to a net loss of $3.0 million, or $0.62 per share, for the same quarter a year ago.
Adjusted EBITDA for the second quarter of 2014 was $0.7 million compared to adjusted EBITDA of $0.8 million for the second quarter of 2013.

Mr. Lavigne added, “Our exclusive technology products uniquely meet patient and surgeon needs and continue to represent a significant growth opportunity in today’s spine marketplace. We intend to fully prepare for this opportunity through investments in our sales and marketing infrastructure and activities, surgeon training and education, our reimbursement and corporate organizations, and additional inventory and instrumentation. We expect these investments will allow us to gain market share and support our long-term growth strategy.”
Balance Sheet and Liquidity
As of June 30, 2014, LDR had $84.3 million in cash and cash equivalents, $108.2 million in working capital and $23.8 million in debt.
2014 Guidance
Based on LDR’s results for the first half of 2014, the Company is increasing its revenue guidance for the full year 2014 to 20% to 21% growth, which implies revenues in a range of approximately $134 million to $135 million. This compares to the previous revenue guidance of 15% to 16% growth, which implied a range of approximately $128 million to $129 million in revenues.
Regarding operating expenses, and as it relates to the Company's ability to prepare for and capture the revenue opportunity in 2014 and beyond, LDR expects to increase its second half 2014 spending compared to the first half by $7.5 million to $8.5 million, excluding sales commissions. The majority of this spending will be in sales and marketing.
In addition, the Company will be making a larger investment in implant inventory of approximately $4 million to $5 million, which increases its working capital, and an investment in capital assets of $10 million to $11 million, primarily for instrumentation sets.
Conference Call
LDR Holding Corporation will host a conference call today at 5:00 p.m. Eastern Time to discuss its second quarter 2014 financial results. The conference call will be available to interested parties through a live audio webcast available through LDR's website at www.ldr.com. Those without internet access may join the call from within the United States by dialing (877) 312-5637; outside the United States, by dialing (253) 237-1149.
A telephone replay will be available for two weeks following the call by dialing (855) 859-2056 for domestic participants and (404) 537-3406 for international participants. When prompted, please enter the replay pin number 77571093. For those who are not available to listen to the live webcast, the call will be archived for 90 days on LDR Holding's website.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of LDR and members of its management team with respect to LDR's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to, LDR's market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of LDR's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in LDR's Risk Factors disclosure in its Annual Report on Form 10-K, filed on March 4, 2014, and in LDR's other filings with the SEC. LDR disclaims any responsibility to update any forward-looking statements.
About LDR Holding Corporation
LDR Holding Corporation is a global medical device company focused on designing and commercializing novel and proprietary surgical technologies for the treatment of patients suffering from spine disorders. LDR's primary products are based on its exclusive VerteBRIDGE fusion and Mobi non-fusion technology platforms and are designed for applications in the cervical and lumbar spine. These technologies enable products that are less invasive, provide greater intra-operative flexibility, offer simplified surgical techniques and promote improved clinical outcomes for patients as compared to existing alternatives. In August 2013, the Company received approval from the U.S. Food and Drug Administration (FDA) for the Mobi-C cervical disc replacement device, the first and only cervical disc replacement device to receive FDA approval to treat both one-level and two-level cervical disc disease. For more information regarding LDR Holding, visit www.ldr.com.
Use of Non-GAAP Financial Measures
To supplement LDR's consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), LDR uses Adjusted EBITDA, a non-GAAP financial measure, in this release. Management defines Adjusted EBITDA as operating income (loss) plus depreciation and amortization and stock-based compensation expense. The Company presents Adjusted EBITDA because management believes it is a useful indicator of operating performance. LDR's management uses Adjusted EBITDA principally as a measure of operating performance and believes that Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to LDR. Management also uses Adjusted EBITDA for planning purposes, including the preparation of the annual operating budget and financial projections.
A reconciliation of the non-GAAP financial measure used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in a table later in this release immediately following the condensed consolidated statements of cash flows. Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of the Company's liquidity or operating performance prepared in accordance with GAAP and is not indicative of operating income (loss) from operations as determined under GAAP. Adjusted EBITDA has limitations that should be considered before using this measure to evaluate the Company's liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review LDR's operating results and liquidity requirements. Management's definition and calculation of Adjusted EBITDA may differ from that of other companies.
Contacts:
Robert McNamara
Executive Vice President and Chief Financial Officer
LDR Holding Corporation
(512) 344-3333

Bob Yedid
Managing Director
ICR, Inc.
(646) 277-1250
bob.yedid@icrinc.com

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2014	December 31, 2013
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$84,283	$56,678
Accounts receivable, net	23,134	22,193
Inventory, net	23,483	17,690
Other current assets	6,137	4,780
Prepaid expenses	1,132	1,593
Deferred tax asset, current	505	—
Total current assets	138,674	102,934
Property and equipment, net	13,942	12,695
Goodwill	6,621	6,621
Intangible assets, net	3,206	3,073
Restricted cash	—	2,000
Deferred tax assets	—	513
Other assets	181	157
Total assets	$162,624	$127,993
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,285	$8,128
Accrued expenses	16,637	16,324
Line of credit, net of discount	—	18,162
Short-term financing	2,073	2,641
Current portion of long-term debt	1,448	1,763
Deferred tax liabilities	—	540
Total current liabilities	30,443	47,558
Line of credit, net of discount	18,166	—
Long-term debt, net of discount and current portion	2,086	2,758
Deferred tax liabilities	692	—
Total liabilities	51,387	50,316
Commitments and contingencies
Stockholders' equity:
Common stock	26	24
Treasury stock at cost	(8)	—
Additional paid-in capital	200,853	161,216
Accumulated other comprehensive income	(46)	198
Accumulated deficit	(89,588)	(83,761)
Total stockholders' equity	111,237	77,677
Total liabilities and stockholders' equity	$162,624	$127,993

LDR HOLDING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$34,752	$26,579	$65,820	$52,421
Cost of goods sold	5,857	4,169	11,113	8,468
Gross profit	28,895	22,410	54,707	43,953
Operating expenses:
Research and development	3,084	2,413	6,478	4,742
Sales and marketing	20,713	15,697	39,628	30,951
General and administrative	6,893	4,535	13,415	8,773
Total operating expenses	30,690	22,645	59,521	44,466
Operating loss	(1,795)	(235)	(4,814)	(513)
Other operating income (expense):
Other income (expense)	78	(416)	37	45
Interest income	19	3	19	7
Interest expense	(222)	(1,014)	(498)	(2,016)
Accretion related to warrants and discounts on long-term debt	(4)	(340)	(10)	(847)
Change in fair value of common stock warrants	—	(577)	—	(854)
Total other income (expense), net	(129)	(2,344)	(452)	(3,665)
Loss before income taxes	(1,924)	(2,579)	(5,266)	(4,178)
Income tax expense	(404)	(380)	(561)	(668)
Net loss	(2,328)	(2,959)	(5,827)	(4,846)
Other comprehensive loss:
Foreign currency translation	(196)	319	(244)	(439)
Comprehensive loss	$(2,524)	$(2,640)	$(6,071)	$(5,285)
Net loss per common share:
Basic and diluted	$(0.09)	$(0.62)	$(0.24)	$(1.03)
Weighted average number of shares outstanding:
Basic and diluted	24,899,929	4,749,988	24,494,117	4,707,498

LDR HOLDING AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating activities:
Net loss	$(2,328)	$(2,959)	$(5,827)	$(4,846)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Bad debt expense	148	222	350	234
Provision for excess and obsolete inventories	(28)	204	396	567
Depreciation and amortization	1,164	963	2,123	1,920
Stock-based compensation	1,343	82	2,383	148
Accretion related to warrants and discounts on long-term debt	4	340	10	847
Change in fair value of common stock warrants	—	577	—	854
Deferred income tax expense (benefit)	73	—	165	—
Loss on disposal of assets	46	22	151	25
Unrealized foreign currency loss (gains)	304	400	251	(100)
Changes in operating assets and liabilities:
Cash restricted for line of credit agreement	2,000	—	2,000	—
Accounts receivable	(956)	(397)	(1,272)	(2,836)
Prepaid expenses and other current assets	187	(92)	(951)	(469)
Inventory	(2,731)	554	(6,254)	(85)
Other assets	(31)	29	(28)	58
Accounts payable	782	500	1,809	(1,444)
Accrued expenses	1,385	(753)	706	1,350
Other long-term liabilities	—	342	—	682
Net cash provided by (used in) operating activities	1,362	34	(3,988)	(3,095)
Investing activities:
Proceeds from sale of property and equipment	12	30	12	53
Purchase of intangible assets	(232)	(136)	(411)	(230)
Purchase of property and equipment	(2,138)	(666)	(2,833)	(1,279)
Net cash used in investing activities	(2,358)	(772)	(3,232)	(1,456)
Financing activities:
Proceeds from issuance of common stock in public offering	36,628	—	36,628	—
Stock issuance costs	(2,632)	—	(2,632)	—
Exercise of stock options	312	5	523	167
Proceeds from issuance of common stock under Employee Stock Purchase Plan	407	—	1,761	—
Proceeds from Employee Stock Purchase Plan	72	—	72	—
Purchase of treasury stock	(8)	—	(8)	—
Net proceeds (payments) on short-term financings	1,141	1,046	(511)	1,037
Payments on capital leases	(11)	(4)	(24)	(12)
Payments on long-term debt	(474)	(466)	(944)	(934)
Net cash provided by financing activities	35,435	581	34,865	258

LDR HOLDING AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued) (in thousands) (Unaudited)

Effect of exchange rate on cash	4	(13)	(40)	(45)
Net change in cash and cash equivalents	34,443	(170)	27,605	(4,338)
Cash and cash equivalents, beginning of period	49,840	14,967	56,678	19,135
Cash and cash equivalents, end of period	$84,283	$14,797	$84,283	$14,797

LDR HOLDING CORPORATION AND SUBSIDIARIES
RECONCILIATION OF OPERATING LOSS TO NON-GAAP FINANCIAL MEASURES
(in thousands, except margin percentages)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Operating loss, as reported	$(1,795)	$(235)	$(4,814)	$(513)
Add back:
Depreciation and amortization	1,164	963	2,123	1,920
Stock-based compensation	1,343	82	2,383	148
Non-GAAP adjusted EBITDA	$712	$810	$(308)	$1,555
Non-GAAP adjusted EBITDA margin	2.0%	3.0%	(0.5)%	3.0%